UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 25, 2014

                                 AMERICANN, INC.
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             (Exact name of Registrant as specified in its charter)



           Delaware                      000-54231              27-4336893
  -------------------------          -----------------       ----------------
(State or other jurisdiction       (Commission File No.)    (IRS Employer
of incorporation)                                            Identification No.)

                             1550 Larimer, Ste. 264
                                Denver, CO 80202
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          (Address of principal executive offices, including Zip Code)

               Registrant's telephone number, including area code:

          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 25, 2014 Timothy Keogh was appointed Chief Executive Officer and a director of the Company.

     Mr. Keogh (age 34) has been the Chief Executive Office and a director of Coastal Compassion, Inc., a corporation which is attempting to enter the medical marijuana business in Massachusetts. This effort began in September of 2012 and was formalized under Massachusetts G.L. Chapter 180 in August of 2013. Under the direction of Mr. Keogh, Coastal Compassion, Inc. may receive 1 of 35 licenses in Massachusetts.

     Between November 2010 and November 2013 Mr. Keogh owned and managed Dock Promotions, LLC, a company which provided consulting services to waterfront developments and marinas in the areas of design, construction, and operations. Between 2003 and 2010, Mr. Keogh was the Director of Business Services for Marina Management Services, Inc., a corporation which provided management & consulting solutions to waterfront developments, marinas and boatyards throughout the Americas and the Caribbean.

     Mr. Keogh is a founder of the recently formed Cannabis Producers Association of New England, an advisory board member of the Rhode Island Patient Advocacy Coalition, and an active member and invited speaker for the National Cannabis Industry Association. Mr. Keogh holds a Bachelor of Science in Business Administration from Mount St. Mary's College.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 25, 2014

                                 AMERICANN, INC.



                                 By:/s/ Benjamin J. Barton
                                    ----------------------------------
                                    Benjamin J. Barton, Principal Financial
                                    and Accounting Officer